Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

CSI COMPRESSCO LP

AND

EACH OF THE PURCHASERS

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2021, by and between CSI Compressco LP, a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed on Schedule A to the Purchase Agreement (as defined below) (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to that certain Common Unit Purchase Agreement, dated as of November 10, 2021, by and between the Partnership and each of the Purchasers (the “Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide for the registration of the Registrable Securities and to grant other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Deadline” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01 of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Indemnified Party” has the meaning specified therefor in Section 2.07(c) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages Multiplier” means the product obtained by multiplying (x) the Common Unit Price by (y) the number of Registrable Securities held by the relevant Holder that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Mandatory Shelf Filing Date” has the meaning specified therefore in Section 2.01 of this Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Partnership Indemnified Persons” has the meaning specified therefor in Section 2.07(b) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Units to be acquired by the Purchasers pursuant to the Purchase Agreement and includes any type of interest issued to any Holder as a result of Section 3.04.

“Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel for the Partnership and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Trading Day” means any day on which the Common Units are traded on The Nasdaq Global Select Market, or, if The Nasdaq Global Select Market is not the principal trading market for the Common Units, then on the principal securities exchange or securities market on which the Common Units are then traded.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.09 hereof or (e) when such Registrable Security becomes eligible for resale without restriction or limitation pursuant to Rule 144 and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming the Holder of such Registrable Security is not an affiliate (as defined in Rule 144(a)(1)) of the Partnership.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Mandatory Registration.

(a) Following the date hereof, but no later than 45 days following the Closing Date (such date, the “Mandatory Shelf Filing Date”), the Partnership shall prepare and file with the Commission a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) under the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form or forms of the Commission as shall be selected by the Partnership so long as such form permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any similar provision then in effect) under the Securities Act at then-prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and reasonably requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by the Registration Statement cease to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective, supplemented or amended (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). The Registration Statement shall contain “Selling Holders” and “Plan of Distribution” sections in form and substance reasonably acceptable to the Holders. As soon as practicable following the Effective Date, but in any event within two (2) Trading Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of a Registration Statement. By 9:30 a.m. Eastern time on the Business Day following the Effective Date of any Registration Statement or any post-effective amendment to any such Registration Statement, the Partnership shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

Section 2.02 Failure to File or Become Effective; Liquidated Damages.

(a) If the Partnership has not filed the Registration Statement with the Commission on or prior to the Mandatory Shelf Filing Date, then each Holder shall be entitled to a payment from the Partnership, as liquidated damages and not as a penalty, in an amount equal to 0.25% of the Liquidated Damages Multiplier of such Holder for the first 30-day period and (ii) an additional 0.25% of the Liquidated Damages Multiplier of such Holder with respect to each subsequent 30-day period, up to a maximum amount of 1.00% of the Liquidated Damages Multiplier of such Holder (the “Liquidated Damages”), which shall accrue daily until such date that the Partnership has filed the Registration Statement with the Commission.

(b) If the Registration Statement is not declared effective by the Commission on or before the earlier of (i) if the Registration Statement is subject to review by the Commission, ninety (90) days following the date on which the Partnership has filed the Registration Statement with the Commission and (ii) if the Registration Statement is not subject to review by the Commission, ten (10) days following the date of receipt of such notice from the Commission (such earlier date, the “Effectiveness Deadline”), then each Holder shall be entitled to a payment, as liquidated damages and not as a penalty, of Liquidated Damages of such Holder, which shall accrue daily until such date that the Registration Statement is declared effective by the Commission; provided, however, if the Effectiveness Deadline occurs during a period when the Commission is not declaring registration statements under the Securities Act effective (e.g., during a shutdown of the U.S. federal government), then the Effectiveness Deadline shall be extended to the third Business Day following the date that the Commission can again declare such registration statements effective.

(c) The Liquidated Damages shall be paid to each Holder in cash within ten (10) Business Days following the last day of each 30-day period that the Holders are entitled to such Liquidated Damages. Subject to Section 3.06, any payments made pursuant to this Section 2.02 shall constitute the Holders’ exclusive remedy for such events. Any Liquidated Damages due under this Section 2.02 shall be paid to the Holders in immediately available funds. The obligation to pay the Liquidated Damages to a Holder pursuant to this Section 2.02 shall cease at such time as the Registrable Securities become eligible for resale by such Holder under Rule 144 under the Securities Act without regard to any volume or manner of sale restrictions and without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1).

Section 2.03 Blackout and Delay Rights. Notwithstanding anything to the contrary contained herein:

(a) the Partnership shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the Commission, request effectiveness of such Registration Statement, for a period of up to 45 days, if (A) the General Partner determines in good faith that a postponement is in the best interest of the Partnership and its equityholders generally due to a pending transaction involving the Partnership (including a pending securities offering by the Partnership, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Partnership), (B) the General Partner determines such registration would render the Partnership unable to comply with applicable securities laws, (C) the General Partner determines such registration would require disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential, or (D) audited financial statements as of a date other than the fiscal year end of the Partnership would be required to be prepared; provided, however, that in no event shall any such period exceed an aggregate of an aggregate of 60 days in any 180-day period or 120 days in any 365-day period; and

(b) the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the General Partner determines that such use would require disclosure of material information in the Registration Statement or other registration statement that the Partnership has a bona fide business purpose for preserving as confidential or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the General Partner, would adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 120 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or other registration statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.04 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b) make available to each Selling Holder (i) as far in advance as reasonably practicable, but in any event at least two (2) Business Days, before filing the Registration Statement and any related prospectus, and any amendment or supplement thereto or any other registration statement contemplated by this Agreement and any related prospectus or any amendment or supplement thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement and the prospectus included therein or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Registration Statement and the prospectus included therein or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request in writing by the time the Registration Statement is declared effective by the Commission; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder in writing (provided that in no event shall such notice contain any material, nonpublic information), at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (1) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (2) the receipt of any written comments from the Commission with respect to any filing referred to in clause (1) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) promptly notify each Selling Holder in writing (provided that in no event shall such notice contain any material, nonpublic information), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the registration or qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the public offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with, qualified by or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j) provide a transfer agent and registrar for all Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement not later than the effective date of such registration statement; and

(k) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Partnership will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement and the Partnership shall have no further obligations under this Article II with respect to Registrable Securities held by such Holder (except with respect to Section 2.08).

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Partnership, such Selling Holder will deliver to the Partnership (at the Partnership’s expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in the Registration Statement who has failed to timely furnish such information, including a customary selling holder questionnaire, that the Partnership determines, after consultation with its counsel, is reasonably required in order for the Registration Statement, prospectus or prospectus supplement, as applicable, to comply with the Securities Act. To the extent the Partnership requires any information from any Holder for inclusion in a Registration Statement, it shall deliver a written notice to such Holder requesting such Holder to deliver such information within three (3) Business Days of the receipt by such Holder of such written notice.

Section 2.06 Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith. In addition, except as otherwise provided in Section 2.07 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.07 Indemnification.

(a) Indemnification by the Partnership. In connection with any registration of any securities of the Partnership under the Securities Act pursuant to this Agreement, the Partnership will, and hereby does agree to, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors, officers, managers, partners, employees, members, representatives or agents and each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller, within the meaning of the Securities Act (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, summary prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto (including, in each instance, any documents incorporated by reference or deemed to be incorporated by reference therein), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made) and the Partnership will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings, provided that the Partnership shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information regarding such Selling Holder Indemnified Person furnished by such Selling Holder Indemnified Person (or any representative of such Selling Holder Indemnified Person) to the Partnership in writing or electronically specifically stating that it is for use in the relevant registration statement, preliminary prospectus, final prospectus, summary prospectus, free writing prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by the applicable Selling Holder.

(b) Indemnification by the Sellers. To the extent permitted by law, each Selling Holder agrees severally and not jointly to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.07(a) above) the Partnership, the General Partner, each director of the General Partner, each officer of the General Partner and each other Person, if any, who controls the Partnership or the General Partner within the meaning of the Securities Act (collectively, the “Partnership Indemnified Persons”), with respect to Losses incurred as a result of any untrue statement or alleged untrue statement in or omission or alleged omission from any registration statement under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus, summary prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto, to the extent such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information regarding such Selling Holder furnished in writing or electronically by or on behalf of such Selling Holder to the Partnership specifically stating that it is for use in such registration statement, any preliminary prospectus, final prospectus, summary prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto. The maximum liability of each Selling Holder for any such indemnification shall not exceed the dollar amount of proceeds received by such Selling Holder from the sale of his/her/its Registrable Securities (net of any commissions or similar fees incurred by such Selling Holder). Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Partnership Indemnified Persons and shall survive the transfer of such securities by such Selling Holder.

(c) Notices of Claims, etc. Promptly after receipt by a Selling Holder Indemnified Person or Partnership Indemnified Person (hereinafter, the “Indemnified Party”) of notice of the commencement of any action, suit or proceeding involving a claim referred to in Section 2.07(a) or (b) above, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, suit or proceeding; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. The indemnifying party shall have the right to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After written notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the Indemnified Party under this Section 2.07 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (1) the indemnifying party has failed to assume the defense and employ counsel or (2) if the defendants in any such action include both the Indemnified Party and the indemnifying party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the indemnifying party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the indemnifying party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any Indemnified Party or is insufficient to hold such Indemnified Party harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of his/her/its Registrable Securities (net of any commissions or similar fees incurred by such Selling Holder). The relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party in writing, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. Indemnification similar to that specified in Sections 2.07(a), (b) and (c) above, and contribution similar to that specified in Section 2.07(d) above (in each instance, with appropriate modifications) shall be given by the Partnership and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(f) Indemnification Payments. The indemnification required by this Section 2.07 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such Registrable Securities without registration.

Section 2.09 Transfer or Assignment of Registration Rights. The rights granted to the Holders by the Partnership under this Article II may be transferred or assigned by any Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Eligible Transferee, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $1.0 million of Registrable Securities (based on the average closing price on The Nasdaq Global Select Market (or any other principal trading market on which the Common Units then trade) for the Common Units for the ten (10) Trading Days preceding the date of such transfer or assignment), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Purchaser:

To the respective address listed on Schedule A to the Purchase Agreement

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.09 above; and

(c) if to the Partnership:

CSI Compressco LP

24955 Interstate 45 North

The Woodlands, Texas 77380

Attention: Derek Anchondo

Electronic mail: danchondo@csicompressco.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston, Texas 77002

Attention: David Oelman

Electronic mail: doelman@velaw.com

or to such other addresses as the Partnership or such Purchaser or transferee of such Purchaser may designate in writing. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.09 hereof. The Partnership may not assign (except by merger) its rights or obligations hereunder without the prior written consent of 66 2/3% of the then-outstanding Registrable Securities.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Units or other securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) and to any other securities that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, exchanges, unit splits, recapitalizations, pro rata distributions of Common Units or such other securities and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by the Partnership or by a Holder may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and the Partnership and each Holder hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION AGAINST ANY PARTY RELATING TO THE FOREGOING MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK, AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF NEW YORK OVER ANY SUCH ACTION. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 3.10 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and each of the Purchasers party hereto.

Section 3.12 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein and therein are intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

Section 3.13 No Waiver. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 3.14 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.15 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership, trust or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the Purchasers, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.16 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. It is expressly understood and agreed that each provision contained in this Agreement is between the Partnership and each Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by this Agreement; provided, however, that it is acknowledged that a Purchaser may be under common management with one or more other Purchasers. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.17 No Inconsistent Agreements. The Partnership represents and warrants that none of the Partnership Entities, nor any of their respective subsidiaries, has entered, as of the date hereof, nor shall the Partnership Entities, nor any of their respective subsidiaries, on or after the date of this Agreement, enter into, any agreement with respect to its securities that would have the effect of impairing the rights granted to each of the Holders in this Agreement or otherwise conflict with the provisions hereof.

Section 3.18 Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement effective as of the date first above written.

CSI COMPRESSCO LP

By:	CSI COMPRESSCO GP LLC, its general partner

By:	/s/ John E. Jackson
Name:	John E. Jackson
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

PURCHASERS

AIM INVESTMENT FUND (INVESCO INVESTMENT FUNDS), ON BEHALF OF ITS SERIES INVESCO STEELPATH MLP SELECT 40 FUND

By:	/s/ Brian Watson
Name:	Brian Watson
Title:	President

ATHILON CAPITAL CORP. LLC

By:	/s/ Thomas G. Rock
Name:	Thomas G. Rock
Title:	Authorized Representative

PETER H. KAMIN GST TRUST

By:	/s/ Peter H. Kamin
Name:	Peter H Kamin
Title:	Trustee

ORVIETO FUND LP

By:	/s/ Tim Caffrey
Name:	Tim Caffrey
Title:	COO/Partner

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Rishi Goel
Name:	Rishi Goel
Title:	Vice President

GREENTREE ENTERPRISES, LLC

By:	/s/ Connie Hale
Name:	Connie Hale
Title:	Manager

Signature Page to Registration Rights Agreement

HILL CITY CAPITAL MASTER FUND LP

By:	/s/ Michael Richards
Name:	Michael Richards
Title:	CFO

RED OAK ASSOCIATES, L.P.

By:	/s/ I. Jon Brumley
Name:	I. Jon Brumley
Title:	President

By:	/s/ Jon S. Brumley
Name:	Jon S. Brumley

By:	/s/ James Cook
Name:	James Cook

MCD INVESTMENTS, LLC

By:	/s/ Mark C. Demetree
Name:	Mark C. Demetree
Title:	Manager

GARDNER FAMILY INVESTMENTS LLC

By:	/s/ Ted Gardner
Name:	Ted Gardner
Title:	Authorized Person

By:	/s/ Alexander Wellford Tabor
Name:	Alexander Wellford Tabor

By:	/s/ Vincent Foster
Name:	Vincent Foster

By:	/s/ Don A Sanders
Name:	Don A Sanders

Signature Page to Registration Rights Agreement

DON A. SANDERS 2003 CHILDRENS TRUST

By:	/s/ Donald V. Weir
Name:	Donald V. Weir
Title:	Trustee

By:	/s/ Barry C. Pullin
Name:	Barry C. Pullin

By:	/s/ James R. Gill
Name:	James R. Gill

By:	/s/ Scott A. Gill
Name:	Scott A. Gill

By:	/s/ Brett Taylor Gill
Name:	Brett Taylor Gill

By:	/s/ James A. Redmond
Name:	James A. Redmond

P2P INVESTORS, LLC

By:	/s/ J.C. Demetree, Jr.
Name:	J.C. Demetree, Jr.
Title:	Manager

FRANK P. BRADY TRUST

By:	/s/ Frank Brady
Name:	Frank Brady
Title:	Trustee

By:	/s/ William H. Parkerson
Name:	William H. Parkerson

CHRISTINE M. MALONEY TRUST

By:	/s/ Christine M. Maloney
Name:	Christine M. Maloney
Title:	Trustee

By:	/s/ William S. Byers, MD
Name:	William S. Byers, MD

Signature Page to Registration Rights Agreement

WEBBIE’S FAMILY HOLDINGS

By:	/s/ Gerald J. Weber
Name:	Gerald J. Weber
Title:	Manager

By:	/s/ J. Joseph Gardner
Name:	J. Joseph Gardner

MARK J. DONNELLY TRUST

By:	/s Mark J. Donnelly
Name:	Mark J. Donnelly
Title:	Trustee

MICHAEL S. YIM REVOCABLE TRUST

By:	/s/ Michael S. Yim
Name:	Michael S. Yim
Title:	Trustee

YIM FAMILY INVESTMENTS, LLC

By:	/s/ Michael S. Yim
Name:	Michael S. Yim
Title:	Manager

LAUREG INVESTMENTS LLC

By:	/s/ Gregory K. Crooker
Name:	Gregory K. Crooker
Title:	President

By:	/s/ Dennis Michael Wood
Name:	Dennis Michael Wood

By:	/s/ Gregory T. Bertovich
Name:	Gregory T. Bertovich

By:	/s/ Katherine B. Broom
Name:	Katherine B. Broom

By:	/s/ John E. Jackson
Name:	John E. Jackson

Signature Page to Registration Rights Agreement

By:	/s/ Jonathan Wood Byers
Name:	Jonathan Wood Byers

By:	/s/ David L. Edelmaier
Name:	David L. Edelmaier

By:	/s/ Robert W. Price
Name:	Robert W. Price

By:	/s/ Michael Moscoso
Name:	Michael Moscoso

By:	/s/ Allison Tinker
Name:	Allison Tinker

By:	/s/ Riplee Parkening
Name:	Riplee Parkening

By:	/s/ Eric Garcia
Name:	Eric Garcia

By:	/s/ Sheraz Islam
Name:	Sheraz Islam

By:	/s/ Jennifer Roemershauser
Name:	Jennifer Roemershauser

By:	/s/ Steve Hyche
Name:	Steve Hyche

By:	/s/ Rodney Pruski
Name:	Rodney Pruski

By:	/s/ Jorge Rolando Abreu
Name:	Jorge Rolando Abreu

By:	/s/ Colby Meyer
Name:	Colby Meyer

Signature Page to Registration Rights Agreement